As filed with the Securities and Exchange Commission on February 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	6411	36-2151613
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2850 Golf Road

Rolling Meadows, Illinois

60008-4050

(630) 773-3800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walter D. Bay, Esq.

Vice President, General Counsel and Secretary

Arthur J. Gallagher & Co.

2850 Golf Road

Rolling Meadows, Illinois 60008-4050

(630) 773-3800

(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:

Andrew L. Fabens, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4034	Jorge U. Juantorena, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

DEBT SECURITIES

GUARANTEES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our debt securities, guarantees of debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt. We may also use this prospectus from time to time to register these securities that may be offered and sold by selling securityholders.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell these securities without a prospectus supplement describing the method and terms of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the information we incorporate by reference, before you make your investment decision.

We may sell these securities on a continuous or delayed basis directly, through agents or underwriters designated from time to time or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 10. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of these securities, the applicable prospectus supplement will set forth the names and any applicable commissions or discounts.

Our common stock is traded on the New York Stock Exchange under the symbol “AJG.”

Investing in these securities involves risks. You should carefully read and consider the risks referenced under “Risk Factors” beginning on page 3 of this prospectus for a discussion of the factors you should carefully consider, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, in determining whether to invest in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may from time to time, offer and sell the securities described in this prospectus or use this prospectus to register securities that may be offered and sold by selling securityholders from time to time. This prospectus provides a general description of the securities that we may offer and sell and that may be offered and sold by selling securityholders. Each time we offer and sell these securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which it may be offered. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before investing in our securities, both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” should be carefully reviewed.

You should rely only on information contained in or incorporated by reference in this prospectus. We have not authorized anyone to give you any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this prospectus (including the information contained in any document incorporated by reference in this prospectus) speaks only as of the date of each such document, unless the information specifically indicates that another date applies.

ARTHUR J. GALLAGHER & CO.

We are engaged in providing insurance brokerage, reinsurance brokerage, consulting services, and third-party property/casualty claims settlement and administration services to entities and individuals in the U.S. and abroad.

We report our results in three segments: brokerage, risk management and corporate. Brokerage and risk management contributed approximately 86% and 14%, respectively, to 2023 revenues. We generate approximately 64% of our revenues for the combined brokerage and risk management segments domestically, with the remaining 36% generated internationally, primarily in the Australia, Canada, New Zealand and the U.K. The corporate segment did not generate revenues in 2023. Our ability to generate tax credits from qualified refined coal pursuant to Internal Revenue Code Section 45 ended in December 2021, and in 2022 we ran off existing chemical supplies as part of the wind down of such investments’ operations, which generated some revenues. Our major sources of operating revenues are commissions, fees and supplemental and contingent revenues from our brokerage operation, and fees including performance-based fees, from risk management operations.

For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.

Shares of our common stock are traded on the New York Stock Exchange under the symbol “AJG”. We were reincorporated as a Delaware corporation in 1972. Our executive offices are located at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050, and our telephone number is (630) 773-3800.

Unless the context otherwise requires, the terms “we,” “our,” “Gallagher”, and “us” refer to Arthur J. Gallagher & Co. and/or its subsidiaries, as appropriate. The term “you” refers to a prospective investor.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision regarding our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus and any prospectus supplement, in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act of 1934, as amended (the “Exchange Act”). For more information, see the section entitled “Where You Can Find More Information.” If any one or more of the risks set forth in the applicable prospectus supplement or documents incorporated by reference into this prospectus occur, they could materially and adversely affect our business, financial condition or results of operations. Consequently, the trading price of our securities could decline, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents they incorporate by reference, contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. Such statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “contemplate,” “forecast,” “project,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: the impact of general economic conditions, including significant inflation, interest rates and market uncertainty; the effects of geopolitical volatility, including repercussions from the wars in Ukraine and the Middle East; market and industry conditions, including competitive and pricing trends; acquisition strategy including the expected size of our acquisition program; the expected impact of acquisitions and dispositions and integrating recent acquisitions, including comments regarding the expected benefits of our acquisition of the Willis Towers Watson plc treaty reinsurance brokerage operations (which we refer to as Willis Re), BCHR Holdings, L.P., and its subsidiaries, dba Buck (which we refer to as Buck), Cadence Insurance, Inc. (which we refer to as Cadence Insurance), Eastern Insurance Group, LLC (which we refer to as Eastern Insurance), My Plan Manager Group Pty Ltd (which we refer to as My Plan Manager), and other acquisitions larger than our typical tuck-in acquisitions and the expected duration and costs of integrating such large acquisitions; the development and performance of our services and products; changes in the composition or level of our revenues or earnings; our cost structure and the size and outcome of cost-saving or restructuring initiatives; future capital expenditures; future debt levels and anticipated actions to be taken in connection with maturing debt; future debt to earnings ratios; the outcome of contingencies; dividend policy; pension obligations; cash flow and liquidity; capital structure and financial losses; future actions by regulators; the outcome of existing regulatory actions, audits, reviews or litigation; the impact of changes in accounting rules; financial markets; interest rates; foreign exchange rates; matters relating to our operations; income taxes; expectations regarding our investments; human capital management, including diversity and inclusion initiatives, and environmental, social and governance matters, including climate-resilience and climate-advising products and services and carbon emissions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Potential factors that could impact results include:

•

Global economic and geopolitical events, such as high inflation and related monetary policy responses including increased interest rates; a recession or economic downturn; failures of financial institutions and other counterparties or a potential United States (U.S.) government shutdown or gridlock over increasing the U.S. debt ceiling; political violence, and instability, including geo-economic fragmentation;

•

Economic conditions that result in financial difficulties for underwriting enterprises or lead to reduced risk-taking capital capacity, for example, as a result of large payouts related to extreme weather events, or to the failure of such enterprises, including the increased risk of errors and omissions (which we refer to as E&O) claims against us;

•

Risks that could negatively affect the success of our acquisition strategy, including the impact of current economic uncertainty on our ability to source, review and price acquisitions, continuing consolidation in our industry and interest in acquiring insurance brokers on the part of private equity firms and newly public insurance brokers, which makes it more difficult to identify targets and in some cases makes them more expensive, inaccurate assumptions and failure to realize expected benefits; the risk that we may not receive timely regulatory approval of pending transactions, closing risks; execution risks, integration risks, poor cultural fit, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated liabilities such as cybersecurity issues or those relating to violations of anti-corruption and sanctions laws;

•

Risks related to Willis Re, Buck, Cadence Insurance, Eastern Insurance, My Plan Manager and other acquisitions larger than our usual tuck-in acquisitions, including risks related to our ability to successfully integrate operations, the possibility that our assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize the expected benefits of these acquisitions;

•

Damage to our reputation, including as a result of environmental, social and governance (which we refer to as ESG) matters and the potential for the Internet and social media to magnify the effects of such reputational issues;

•

Failure to meet our sustainability and ESG-related aspirations, goals and initiatives or to comply with increasingly complex climate-related regulations, including increased risks related to “greenwashing”;

•	Emerging risks relating to the use of artificial intelligence (which we refer to as AI) in our business operations, including regulatory, data privacy and cybersecurity risks;

•

Failure to apply technology, data analytics and AI effectively in driving value for our clients through technology-based solutions, or failure to gain internal efficiencies and effective internal controls through the application of technology and related tools;

•	Risks associated with the use of AI in our business operations, including regulatory, data privacy, cybersecurity, E&O and competition risks;

•

Failure to attract and retain experienced and qualified talent, including our senior management team, or adequately plan and execute for the succession of such leaders; increased costs resulting from increased compensation and benefits packages as a result of a tighter labor market, and negative effects from restrictions on non-competes at the state and federal level;

•

Substantial increase in remote work among our employees, which may affect our corporate culture, productivity, collaboration and effective communication, increase cybersecurity or data breaches risks, heighten vulnerability to solicitations by competing firms and impact our ability to recruit and retain employees that prefer fully remote or fully-in-person work environments;

•

A disaster or other significant disruption to business continuity for our own operations or those of third-parties on which we rely, including cybersecurity incidents; natural disasters; political violence and unrest in the U.S. or elsewhere around the world; for example, our substantial operations in India could be negatively impacted as a result of the dispute between India and Pakistan involving the Kashmir region, rising tensions between India and China, or incidents of terrorism in India, civil unrest or other reasons;

•	Sustained increases in the cost of employee benefits and compensation expense;

•

Risks arising from our international operations and changes in international conditions, including the risks posed by political and economic uncertainty in certain countries (including repercussions from the wars in Ukraine and the Middle East), risks related to maintaining regulatory and legal compliance across multiple jurisdictions (such as those relating to violations of anti-corruption, sanctions, protectionism, privacy laws and increasingly complex regulatory requirements related to climate change and sustainability issues), as well as, risks related to tariffs, trade wars, or climate change and other long-term environmental, social and governance matters and global health risks;

•

Risks related to changes in U.S. or foreign tax laws, including a U.S. or foreign tax rate change, potential changes in guidance related to the U.S. Inflation Reduction Act, the Organisation for Economic Co-operation and Development’s (OECD) global minimum corporate tax regime, and other local policy changes;

•	Competitive pressures, including as a result of innovation, in each of our businesses;

•	Volatility or declines in premiums or other adverse trends in the insurance industry;

•	The higher level of variability inherent in contingent and supplemental revenues versus standard commission revenues;

•	Risks particular to our benefit consulting operations, including risks related to the acquisition of Buck;

•

Risks particular to our third-party claims administrations operations, including risks related to the availability of RISX-FACS®, our proprietary risk management information system, wage inflation, staffing shortages, any slowing of the trend toward outsourcing claims administration, and the concentration of large amounts of revenue with certain clients;

•	Climate risks, including the risk of a systemic economic crisis and disruptions to our business caused by the transition to a low-carbon economy;

•

Cyber-attacks or other cybersecurity incidents such as the ransomware incident we publicly disclosed in September 2020 and the heightened risk of such attacks as a result of the wars in Ukraine and the Middle East, improper disclosure of confidential, personal or proprietary data and changes to laws and regulations governing cybersecurity and data privacy;

•	Unfavorable determinations related to contingencies and legal proceedings;

•

Violations or alleged violations of the U.S. Foreign Corrupt Practices Act, the United Kingdom (U.K.) Bribery Act 2010 or other anti-corruption laws and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act, and the outcome of any existing or future investigation, review, regulatory action or litigation;

•

Failure to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions, including new sanctions laws as a result of the wars in Ukraine and the Middle East; laws relating to the disclosure of ESG-related matters; laws relating to the use of AI, or a change in regulations or enforcement policies that adversely affects our operations (for example, relating to insurance broker compensation methods or restrictions on non-competes);

•	Changes to our financial presentation from new accounting estimates and assumptions;

•	Intellectual property risks;

•

Risks related to our legacy clean energy investments, including intellectual property claims, environmental and product liability claims, environmental compliance costs and the risk of disallowance by the Internal Revenue Service of previously claimed tax credits;

•	The risk that our outstanding debt adversely affects our financial flexibility and restrictions and limitations in the agreements and instruments governing our debt;

•	The risk of credit rating downgrades;

•	The risk we may not be able to receive dividends or other distributions from subsidiaries, including the effects of significant changes in foreign exchange rates;

•	The risk of share ownership dilution when we issue common stock; and

•	Volatility of the price of our common stock.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results or outcomes may differ materially from those expressed in forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. Many of the factors that will determine these results are beyond our ability to control or predict. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date that they are made, and we do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect new information, future or unexpected events or otherwise, except as required by applicable law or regulation. In addition, historical, current and forward-looking sustainability-related or ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any reports we file with the SEC in the future, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. Net proceeds may be temporarily invested prior to use. We cannot predict whether the net proceeds, if invested, will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and you will be relying on the judgment of our management regarding the application of the net proceeds. We will not receive any proceeds from the sale of securities offered for sale in connection with this prospectus by selling securityholders. The selling securityholders will receive all of the net proceeds from those sales.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees, common stock, preferred stock, warrants, depositary shares, purchase contracts, or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We, or any selling securityholders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or a combination thereof, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in the applicable prospectus supplement.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of the securities being offered by this prospectus. Any underwriters, dealers or agents will be represented by Cleary Gottlieb Steen & Hamilton LLP, New York, New York or by other legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedule of Arthur J. Gallagher & Co. appearing in Arthur J. Gallagher & Co.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Arthur J. Gallagher & Co.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and related financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may access and read our SEC filings, including the complete registration statement of which this prospectus is a part and all of the exhibits to it, through commercial document retrieval services, which are available to the public, and also on the SEC’s website located at http://www.sec.gov. This site contains reports and other information that we file electronically with the SEC.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and its exhibits and schedules.

Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents, which have been separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; except we are not incorporating by reference any information, documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or corresponding information furnished under Item 9.01 of Form 8-K (or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless specifically noted below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 9, 2024 (including the portions of our proxy statement for our 2024 annual meeting of stockholders incorporated by reference therein);

•

The portions of our proxy statement for our 2023 annual meeting of stockholders filed with the SEC on March  27, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (registration no. 0-13480), filed with the SEC on November  2, 1987, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and all amendments or reports filed for the purpose of updating such descriptions.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (630) 773-3800 or by writing to us at the following address:

General Counsel

Arthur J. Gallagher & Co.

2850 Golf Road

Rolling Meadows, Illinois 60008-4050

These filings and reports can also be found on our investor relations website, located at https://investor.ajg.com. Additionally, you may obtain copies of any of these through the SEC’s website: http://www.sec.gov.

The information contained on our website does not constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses (other than underwriting compensation) to be incurred by us in connection with the issuance and distribution of our securities being registered hereby are:

Securities and Exchange Commission filing fee	$*
Accounting fees and expenses	**
Legal fees and expenses	**
Printing fees	**
Trustee’s fees and expenses	**
Rating agency fees	**
Miscellaneous	**
Total expenses	$**

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, or the Securities Act.
**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of our securities under this registration statement. An estimate of the various expenses in connection with the issuance and distribution of our securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Gallagher is incorporated under the Delaware General Corporation Law (the “DGCL”).

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may provide a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article Seven of Gallagher’s Amended and Restated By-laws provide for the indemnification of each of Gallagher’s directors, officers, employees or agents to the full extent permitted by applicable law, including, without limitation, the DGCL.

Article Seven of Gallagher’s Amended and Restated By-laws provides that Gallagher shall indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was one of Gallagher’s directors, officers, employees or agents, or is or was serving at Gallagher’s request as a director, officer, employee or agent of another enterprise, against all costs actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to Gallagher’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by Gallagher or in Gallagher’s right, and provided further that such person shall not have been adjudged liable to Gallagher, unless, in view of all the circumstances of the case, the court in which the action or suit was brought determines that such person despite the adjudication of liability is fairly and reasonably entitled to indemnity for such expenses.

Article Twelve of Gallagher’s Restated Certificate of Incorporation eliminates the liability of Gallagher’s directors or officers for monetary damages for breach of fiduciary duty as a director or officer except to the extent such exemption from liability or limitation is not permitted by the DGCL. It further provides that any amendment, modification or repeal of the foregoing sentence will not adversely affect any right or protection of any of Gallagher’s directors or officers in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Gallagher also maintains and pays premiums on a directors’ and officers’ liability insurance policy and has entered into indemnity agreements with its directors and officers. The provisions of each indemnity agreement alter or clarify the statutory indemnification in the following respects: (1) indemnity will be explicitly provided for settlements in derivative actions; (2) prompt payment of litigation expenses will be provided in advance of indemnification; (3) prompt indemnification of advances of expenses will be provided unless a determination is made that the director or officer has not met the required standard; (4) the director or officer will be permitted to petition a court to determine whether his or her actions meet the standards required; and (5) partial indemnification will be permitted in the event that the director or officer is not entitled to full indemnification. In addition, each indemnity agreement specifically includes indemnification with respect to actions, suits or proceedings brought under and/or predicated upon the Securities Act and/or the Securities Exchange Act.

The preceding summary is qualified in its entirety by Gallagher’s Restated Certificate of Incorporation and Amended and Restated By-laws, and the indemnity agreements described above.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit No	Description

1.1	Form of Underwriting Agreement.*

4.1	Restated Certificate of Incorporation of Arthur J. Gallagher & Co. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on May 11, 2023, File No. 001-09761).

4.2	Amended and Restated By-Laws of Arthur J. Gallagher & Co. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 6, 2022, File No. 001-09761).

4.3	Form of Indenture between Arthur J. Gallagher & Co. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-3 filed with the SEC on March 9, 2021, File No. 333-254015).

4.4	Form of Debt Securities.*

4.5	Form of Guarantee.*

4.6	Form of Preferred Stock Certificate.*

4.7	Form of Warrant Agreement.*

4.8	Form of Warrant Certificate.*

4.9	Form of Deposit Agreement.*

4.10	Form of Depositary Receipt.*

4.11	Form of Purchase Contract.*

4.12	Form of Unit Agreement.*

5.1‡	Opinion of Gibson, Dunn & Crutcher LLP.

23.1‡	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2‡	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1‡	Power of Attorney (included on the signature page of this registration statement).

25.1‡	Statement of Eligibility under the Trust Indenture Act of 1939, as amended of The Bank of New York Mellon Trust Company, N.A., as trustee for the form of Indenture.

107‡	Filing Fee Table

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

‡	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1), (2) and (3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on the 12th day of February, 2024.

ARTHUR J. GALLAGHER & CO.

By:	/s/ J. Patrick Gallagher, Jr.
J. Patrick Gallagher, Jr.
Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers, do hereby constitute and appoint Walter D. Bay and Douglas K. Howell, and each of them severally, our true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for us and in our name, place, and stead, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable Arthur J. Gallagher & Co. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ J. Patrick Gallagher, Jr. J. Patrick Gallagher, Jr.	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2024

/s/ Douglas K. Howell Douglas K. Howell	Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2024

/s/ Richard C. Cary Richard C. Cary	Controller (Principal Accounting Officer)	February 12, 2024

/s/ Sherry S. Barrat Sherry S. Barrat	Director	February 12, 2024

/s/ William L. Bax William L. Bax	Director	February 12, 2024

/s/ D. John Coldman D. John Coldman	Director	February 12, 2024

/s/ David S. Johnson David S. Johnson	Director	February 12, 2024

/s/ Teresa H. Clarke Teresa H. Clarke	Director	February 12, 2024

/s/ Christopher C. Miskel Christopher C. Miskel	Director	February 12, 2024

/s/ Ralph J. Nicoletti Ralph J. Nicoletti	Director	February 12, 2024

/s/ Norman L. Rosenthal Norman L. Rosenthal	Director	February 12, 2024